SHARES SALE AGREEMENT

THIS AGREEMENT is made the day of 1 7 JUN 2021 2021

Between

1. **HERMALISA BINTI MOHAMAD TAHIR (Malaysian Identity Card No. 910514-12-5816) ("the Vendor"**) of Kampung Pasir Putih, Putatan, 88200 Penampang, Sabah, Malaysia of the one part;

And

2. **BIO RESOURCES LIMITED (LL12628),** a company incorporated under the Offshore Companies Act 1990 of Malaysia and having its address at Level 1, Lot 7, Block F, Saguking Commercial Building, Jalan Patau-Patau, 87000, Labuan FT, Malaysia ("**the Purchaser**") of the other part.

WHEREAS:

(A) **GLOBAL RENEWABLES SDN BHD** [Registration No. 200601011935 (Company No. 731685-A)] is a company incorporated under the Companies Act 2016 of Malaysia the particulars and information of which are as set out in **SCHEDULE 1** hereto ("**the Company**").

(B) The Vendor represents that the Company's main business is Sales and distribution of building materials.

(C) The Vendor is the registered and/or beneficial owners of all the issued and paid up ordinary shares in the Company (collectively "**the Sale Shares**"). The Vendor represents that it has the right power and authority to sell dispose transfer and deal in any manner with such shares free from all and any claims charges liens encumbrances option or equities.

(D) The financial position of the Company as at 30 June 2020 is as shown in the management accounts of the Company which are annexed in **SCHEDULE 2** hereto.

(F) The Vendor represents that save and except for the liabilities listed in the Management Accounts as at 1 June 2021 (**"Total Liabilities")** there are no other liabilities (including contingent liabilities) which are outstanding on the part of the Company.

(G) The Vendor is desirous to sell the Sale Shares in the Company to the Purchaser and the Purchaser intends to acquire from the Vendor the Sale Shares at the total purchase consideration of Ringgit Malaysia Twenty Five Thousand only (RM25,000.00) free from all claims, charges, liens, encumbrances and equities whatsoever together with all

rights attached thereto, subject however to the Total Liabilities upon the terms and conditions hereinafter contained.

IT IS AGREED AS FOLLOWS:

1. SALE OF SALE SHARES

1.1 In consideration of the sum of Ringgit Malaysia Twenty Five Thousand (RM25,000.00) only (the Vendor hereby acknowledges the receipt of the same), the Vendor shall sell to the Purchaser and the Purchaser shall purchase from the Vendor the Sale Shares free from all claims, charges, liens, encumbrances and equities whatsoever apart from the Total Liabilities which the Purchaser shall fully assume together with all rights attached thereto including all dividends, rights and distributions declared paid or made in respect thereof after the Completion Date at the Purchase Consideration subject to the terms and conditions of this Agreement.

1.2 The Purchaser shall not be obliged to complete the purchase of any of the Sale Shares unless the purchase of all the Sale Shares is completed simultaneously.

1.3 Notwithstanding anything to the contrary contained herein, the sale and purchase of the Sale Shares shall be on the basis that on Completion Date:

(a) the Purchaser shall wholly own all the Sale Shares of the Company free from all claims, charges, liens, encumbrances and equities whatsoever;

(b) the Total Liabilities shall not be more than as listed in the management Accounts as at 1 June 2021.

(c) The other Assets of the Company shall be accrued to the Purchaser.

2. PURCHASE CONSIDERATION & TOTAL LIABILITIES

The Gross Purchase Consideration for the Sale Shares shall be Ringgit Malaysia Twenty Five Thousand (RM25,000.00) only ("**Consideration Sum**") to be paid by the Purchaser to the Vendor upon the execution of this Agreement.

3. PAYMENT OF THE COMPANY'S LIABILITIES

3.1 Save and except the Total Liabilities listed in **SCHEDULE 2** hereto, the Vendor confirms that there are no other debts or liabilities, contingent or otherwise. The Vendor shall be responsible to settle the Total Liabilities.

4. DELIVERY OF DOCUMENTS

4.1 Simultaneous with the execution of this Agreement, the Vendor shall deliver or procure the delivery to the Purchaser or it's Solicitors duly completed, signed and registrable transfers in favour of the Purchaser or as it may direct in respect of the Sale Shares together with the respective share certificates (the "**Transfer Documents**").

4.2 Upon the execution of this Agreement, the Vendor shall deliver or procure the delivery to the Purchaser's Solicitors the following documents :

(a) the statutory books of the Company complete and up-to-date and the Company's certificates of incorporation and common seal;

(b) the appropriate forms (completed and signed, where appropriate) to amend the mandates given by the Company to its bankers;

(c) the financial, legal, secretarial and any other records and/or documents of the Company;

(d) all other documents, titles, books, records, securities and memoranda relating to the assets and properties of the Company;

("the **Company Documents**").

5. COMPLETION

5.1 Completion shall take place at the offices of the Purchaser's Solicitors on the Completion Date which shall take effect **on or before the 30th June 2021.**

5.2 On the Completion Date, the following shall take place in the following order:-

(a) The parties shall procure the Purchaser's Solicitors to deliver the Transfer Documents and the Stake Documents to the Purchaser and the Vendor shall deliver to the Purchaser :

(i) the Closing Certificate;

(ii) the cheque books of the Company;

(iii) all other documents or records relating to the Company reasonably requested by the Purchaser.

(b) The Vendor shall cause their nominees to submit their resignation as directors and secretary of the Company and such resignations shall state that they have no claims whatsoever against the Company;

(c) The Vendor shall deliver copies of the resolutions of the Board (certified as being true copies by the secretary of the Company) which :

(i) approve the transfers of the Sale Shares to the Purchaser or such nominee of the Purchaser as the Purchaser may designate;

(ii) appoint the nominees of the Purchaser as directors and secretary of the Company;

(iii) accept the resignations referred to in paragraph (b) above.

6. WARRANTIES

6.1 The Vendor and the Purchaser warrant(s) to each other that they each have and will have full power and authority to enter into and perform this Agreement which when accepted will constitute binding obligations upon it in accordance with its terms.

6.2 The Vendor and the Purchaser warrant(s) to the other that this Agreement and all other documents has, or will upon execution of the same have been duly executed and delivered by each of them and, assuming the due execution and delivery of the Agreement and any other document by any other parties, will constitute valid and legally binding obligations upon them, and enforceable against each of them in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or similar laws affecting rights of creditors generally and by general principles of equity.

6.3 The Vendor hereby warrants to the Purchaser that :

(a) the Sale Shares will at Completion constitute fully paid ordinary shares of the Company constituting one hundred percent (100%) of the issued and allotted share capital of all the Company;

(b) there is and at Completion will be no pledge, lien or other encumbrance on, over or affecting the Sale Shares and there is and at Completion will be no agreement or arrangement to give or create any such encumbrance and no claim has been or will be made by any person to be entitled to any of the foregoing;

6.4 The Vendor warrants that the recitals to this Agreement which relate to the Vendor and the Company are true and correct.

6.5 Each of the Warranties is without prejudice to any other Warranty and, except where expressly stated otherwise, no clause contained in this Agreement shall govern or limit the extent or application of any other clause.

6.6 The Purchaser acknowledges that it has not been induced to enter into this Agreement by any representation or warranty other than the Warranties.

7 GENERAL

7.1 Notices

Any notice or other communication (including, but not limited to, any request, demand, consent or approval) to or by a party to this Agreement :

(a) must be in legible writing and in English;

(b) shall be deemed to have been received by the Vendor and Purchaser if sent to the their address as set out herein above or such other address as specified by such Vendor by notice to the Purchaser;

(c) is regarded as being given by the sender and received by the addressee :

(i) if by delivery in person, when delivered to the addressee;

(ii) if by prepaid registered or ordinary post, five (5) clear Business Days from and including the date of posting; or

(iii) if by facsimile transmission, when transmitted to the addressee provided the sender receives a transmission control report from the despatching machine showing the relevant number of pages, the correct destination facsimile machine number and the result of the transmission as "OK";

but if the delivery or receipt is on a day which is not a Business Day or is after 5.00 pm (addressee's time) it is regarded as received at 9.00 am on the following Business Day;

(d) can be relied upon by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

7.2 **Governing law and jurisdiction**

This Agreement shall be governed by and construed in accordance with Malaysian Law.

7.3 **Enforceability**

Any provision of, or the application of any provision of, this Agreement which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition. Any provision of, or the application of any provision of, this Agreement which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions of this Agreement in that or any other jurisdiction.

7.4 **Waivers**

The failure of any party to exercise its rights under or insist on strict adherence to any term of this Agreement must not be considered a waiver (unless advised in writing to the party claiming the benefit of the waiver) and will not operate to deprive that party of the future exercise of that right or the right to insist on strict adherence to that term or any other term of this Agreement.

7.5 **Assignment**

A party must not assign or otherwise dispose of its rights under this Agreement without the prior written consent of the other party. A party may withhold consent in its absolute discretion.

7.7 **Relationship**

Nothing in this Agreement constitutes or is to be construed to constitute a party as the partner, agent, employee or representative of the other party. A party must not act independently of the other party and does not have the right or power to commit the other party on any matter, or incur any obligations on behalf of or pledge the credit of the other party, without the prior written approval of the other party.

7.8 **Time**

Time is of the essence of this Agreement.

7.9 **Counterparts**

This Agreement may be executed in any number of counterparts and all such counterparts taken together constitute one and the same instrument.

7.10 **Entire Agreement**

This Agreement is the entire agreement between the parties in respect of its subject matter and supersedes all previous agreements with respect to its subject matter.

7.11 **Costs**

Each party shall bear their own legal costs of and incidental to this Agreement. The stamp duties, registration fees and all other costs and expenses in connection with or incidental to the transfer of the Sale Shares in favour of the Purchaser shall be borne by the Purchaser whereas the stamp duties, registration fees and all other costs and expenses in connection with or incidental to the re-transfer of the Sale Shares in favour of the Vendor (if relevant) shall be borne by the Vendor.

(the remainder of this page is intentionally left blank)

SCHEDULE 1

Details of the Company

The Company

Name	:	GLOBAL RENEWABLES SDN BHD
Date of Change	:	18 October 2018
Company No	:	200601011935 (731685-a)
Date of Incorporation	:	27 April 2006
Place of Incorporation	:	Malaysia
Share Capital		
Authorised	:	RM100,000.00
Issued	:	RM45,000.00
Registered Office	:	149A, Jalan Aminuddin Baki , Taman Tun Dr Ismail, 60000, Kuala Lumpur, WP Labuan , Kuala Lumpur
Director/Shareholder	:	Hermalisa Binti Mohamad Tahir Malaysian Identity Card No: 910514-12-5816
Company Secretary	:	Laang Jhe How

IN WITNESS WHEREOF the parties have executed this Agreement on the date first mentioned above.

[VENDOR]

Signed by	)
HERMALISA BINTI MOHAMAD TAHIR	)
was affixed in the presence of -	)
	)

Name : Georgia Lingam
NRIC No.: 711101-71-5074

Name: HERMALISA BINTI MOHAMAD TAHIR
NRIC No.: 910514-12-5816

[PURCHASER]

THE COMMON SEAL of	)
BIO RESOURCES LIMITED	)
was affixed in the presence of -	)

Director
Name : ANUAR BIN ISMAIL
NRIC No.: 510524-04-5163

Common Seal

SCHEDULE 2

The Management Accounts as at 1 June 2021

SHARES SALE AGREEMENT

THIS AGREEMENT is made the day of 18 JUN 2021 2021

Between

1. **LAMAX GOLD LIMITED (I.B.C No.262027)** a company incorporated in the British Virgin Islands and having its registered office at P.O.Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands **("the Vendor")** of the one part;

And

2. **GOLD BILLION GLOBAL LIMITED (BVI COMPANY NO. 1759774)** a company incorporated in the British Virgin Islands and having it's registered address at Wickhams Cay II, Road Town , Tortola, VG 1110, British Virgin Island ("**the Purchaser**") of the other part.

WHEREAS:

(A) **CHAMPMARK SDN BHD [Registration No. 199201004115 (Company No. 235619-U)] ("CM"),** a company incorporated under the Companies Act of 2016 of Malaysia and having its registered address at Lot 6.01, 6th Floor, Imbi Plaza, 28 Jalan Imbi, Kuala Lumpur , 55100, Federal Territory, Malaysia the particulars and information of which are as set out in **SCHEDULE 1** hereto ("**the Company**").

(B) The Company's main business is the Mining of Minerals.

(C) The Purchaser is the registered and/or beneficial owner of 4,250,000 paid up ordinary shares in the Company representing eighty five percent (85%) equity in the Company.

(D) The Vendor is the registered and/or beneficial owner of the remaining 750,000 paid up ordinary shares in the Company representing fifteen percent (15%) equity in the Company (collectively "**the Sale Shares**"). The Vendor represents that it has the right power and authority to sell dispose transfer and deal in any manner with such shares free from all and any claims charges liens encumbrances option or equities.

(D) The financial position of the Company as at 31 December 2020 is as shown in the audited accounts of the Company.

(F) The Vendor is desirous to sell the Sale Shares in the Company to the Purchaser and the Purchaser intends to acquire from the Vendor the Sale Shares at the total purchase consideration of Ringgit Malaysia One Hundred Fifty Thousand only (RM150,000.00) free from all claims, charges, liens, encumbrances and equities whatsoever together with all rights attached thereto upon the terms and conditions hereinafter contained.

IT IS AGREED AS FOLLOWS:

1. SALE OF SALE SHARES

1.1 In consideration of the sum of Ringgit Malaysia One Hundred Fifty Thousand (RM150,000.00) only (the Vendor hereby acknowledges the receipt of the same), the Vendor shall sell to the Purchaser and the Purchaser shall purchase from the Vendor the Sale Shares free from all claims, charges, liens, encumbrances and equities whatsoever together with all rights attached thereto including all dividends, rights and distributions declared paid or made in respect thereof after the Completion Date at the Purchase Consideration subject to the terms and conditions of this Agreement.

1.2 The Purchaser shall not be obliged to complete the purchase of any of the Sale Shares unless the purchase of all the Sale Shares is completed simultaneously.

1.3 Notwithstanding anything to the contrary contained herein, the sale and purchase of the Sale Shares shall be on the basis that on Completion Date:

(a) the Purchaser shall wholly own all the Sale Shares of the Company free from all claims, charges, liens, encumbrances and equities whatsoever;

(b) there shall be no further claims whatsoever by the Vendor against the Company.

2. PURCHASE CONSIDERATION & TOTAL LIABILITIES

The Gross Purchase Consideration for the Sale Shares shall be Ringgit Malaysia One Hundred Fifty Thousand (RM150,000.00) only ("**Consideration Sum**") to be paid by the Purchaser to the Vendor upon the execution of this Agreement.

3. DELIVERY OF DOCUMENTS

Simultaneous with the execution of this Agreement, the Vendor shall deliver or procure the delivery to the Purchaser or it's Solicitors duly completed, signed and registrable transfers in favour of the Purchaser or as it may direct in respect of the Sale Shares together with the respective share certificates (the "**Transfer Documents**").

4. COMPLETION

4.1 Completion shall take place at the offices of the Purchaser's Solicitors on the Completion Date which shall take effect **on or before the 30th June 2021.**

4.2 On the Completion Date, the following shall take place in the following order:-

(a) The parties shall procure the Purchaser's Solicitors to deliver the Transfer Documents and the Stake Documents to the Purchaser and the Vendor shall deliver to the Purchaser the Closing Certificate;

(b) The parties shall deliver copies of the resolutions of the Board and the Shareholders of the Company (certified as being true copies by the secretary of the Company) which :

(i) approve the transfers of the Sale Shares to the Purchaser or such nominee of the Purchaser as the Purchaser may designate;

(ii) accept the resignations of the Vendor's nominated directors (where applicable).

5. WARRANTIES

5.1 The Vendor and the Purchaser warrant(s) to each other that they each have and will have full power and authority to enter into and perform this Agreement which when accepted will constitute binding obligations upon it in accordance with its terms.

5.2 The Vendor and the Purchaser warrant(s) to the other that this Agreement and all other documents has, or will upon execution of the same have been duly executed and delivered by each of them and, assuming the due execution and delivery of the Agreement and any other document by any other parties, will constitute valid and legally binding obligations upon them, and enforceable against each of them in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or similar laws affecting rights of creditors generally and by general principles of equity.

5.3 The Vendor hereby warrants to the Purchaser that there is and at Completion will be no pledge, lien or other encumbrance on, over or affecting the Sale Shares and there is and at

Completion will be no agreement or arrangement to give or create any such encumbrance and no claim has been or will be made by any person to be entitled to any of the foregoing;

5.4 Each of the Warranties is without prejudice to any other Warranty and, except where expressly stated otherwise, no clause contained in this Agreement shall govern or limit the extent or application of any other clause.

5.5 The Purchaser acknowledges that it has not been induced to enter into this Agreement by any representation or warranty other than the Warranties.

6 GENERAL

6.1 Notices

Any notice or other communication (including, but not limited to, any request, demand, consent or approval) to or by a party to this Agreement :

(a) must be in legible writing and in English;

(b) shall be deemed to have been received by the Vendor and Purchaser if sent to the their address as set out herein above or such other address as specified by such Vendor by notice to the Purchaser;

(c) is regarded as being given by the sender and received by the addressee :

(i) if by delivery in person, when delivered to the addressee;

(ii) if by prepaid registered or ordinary post, five (5) clear Business Days from and including the date of posting; or

(iii) if by facsimile transmission, when transmitted to the addressee provided the sender receives a transmission control report from the despatching machine showing the relevant number of pages, the correct destination facsimile machine number and the result of the transmission as "OK";

but if the delivery or receipt is on a day which is not a Business Day or is after 5.00 pm (addressee's time) it is regarded as received at 9.00 am on the following Business Day;

(d) can be relied upon by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

6.2 **Governing law and jurisdiction**

This Agreement shall be governed by and construed in accordance with Malaysian law.

6.3 **Enforceability**

Any provision of, or the application of any provision of, this Agreement which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition. Any provision of, or the application of any provision of, this Agreement which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions of this Agreement in that or any other jurisdiction.

6.4 **Waivers**

The failure of any party to exercise its rights under or insist on strict adherence to any term of this Agreement must not be considered a waiver (unless advised in writing to the party claiming the benefit of the waiver) and will not operate to deprive that party of the future exercise of that right or the right to insist on strict adherence to that term or any other term of this Agreement.

6.5 **Assignment**

A party must not assign or otherwise dispose of its rights under this Agreement without the prior written consent of the other party. A party may withhold consent in its absolute discretion.

6.6 **Relationship**

Nothing in this Agreement constitutes or is to be construed to constitute a party as the partner, agent, employee or representative of the other party. A party must not act independently of the other party and does not have the right or power to commit the other party on any matter, or incur any obligations on behalf of or pledge the credit of the other party, without the prior written approval of the other party.

6.7 **Time**

Time is of the essence of this Agreement.

6.8 **Counterparts**

This Agreement may be executed in any number of counterparts and all such counterparts taken together constitute one and the same instrument.

6.9 **Entire Agreement**

This Agreement is the entire agreement between the parties in respect of its subject matter and supersedes all previous agreements with respect to its subject matter.

7. **Costs**

All legal costs of and incidentals to this Agreement shall be borne by the Purchaser including stamp duties, registration fees and all other costs and expenses in connection with or incidental to the transfer of the Sale Shares in favour of the Purchaser.

(the remainder of this page is intentionally left blank)

SCHEDULE 1

Details of the Company

The Company

Name	:	CHAMPMARK SDN BHD
Registration No	:	199201004115 (235619-U)
Date of Incorporation	:	7-3-1992
Place of Incorporation	:	Malaysia
Type	:	Limited by Shares (Private Limited)
Total Issued	:	RM5,000,000.00
Registered Office	:	Lot 6.01, 6th Floor, Imbi Plaza, 28 Jalan Imbi, Kuala Lumpur , 55100, Federal Territory, Malaysia
Director	:	Balakrishnan A/L B S Muthu (620708-08-5167) Ernawaty Binti Jamarudin (930603-12-5330)
Company Secretary	:	Ho Swee Jang (550413-10-5641) Lee Jia Wen (840828-14-6168) Sim Mei Lan (880414-05-5342)

IN WITNESS WHEREOF the parties have executed this Agreement on the date first mentioned above.

[VENDOR]

The Common Seal of)
LAMAX GOLD LIMITED)
was affixed in the presence of -)
)

Chona

Director
Name : CHONA HEPTI BAYLON
NRIC No.: Philippine's Passport No. P4889021B

Common Seal

[PURCHASER]

THE COMMON SEAL of)
GOLD BILLION GLOBAL LIMITED)
was affixed in the presence of -)
)

Director
Name : BALAKRISHNAN A/L MUTHU
NRIC No.: 620708-08-5167

Common Seal